AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Amendment ("Amendment") is made as of September 18, 2023 ("Amendment Effective Date") by and between **The Cleveland Clinic Foundation** ("Licensor"), an Ohio non-profit nonprofit corporation located at 9500 Euclid Avenue, Cleveland, Ohio 44195, and **Anixa Biosciences, Inc.** a Delaware corporation ("**Licensee**") located at 3150 Almaden Expy, Suite 250, San Jose, CA 95118.

WHEREAS, the parties entered into an Exclusive License Agreement ("Agreement") effective as of **July 8, 2019**;

WHEREAS, the parties desire to amend the Agreement in certain respects, including to add the following terms and conditions to the Agreement; and

NOW THEREFORE, in consideration of the mutual covenants stated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound to such amendments, covenant and agree as follows:

1. Changes to Agreement.
   a. Article 8.4 is added to Article 8 of the Agreement:
      i. For avoidance of doubt, Anixa may disclose Confidential Information with third party vendors, subcontractors, and/or manufacturers under confidentiality terms substantially similar to those contained herein and as necessary to exercise its rights and perform its obligations under this Agreement

2. Miscellaneous.
   a. Except as modified in this Amendment, all other terms, conditions, and covenants of the Agreement shall remain in effect as written. This Amendment, together with the Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous representations, agreements, understandings, and negotiations with respect thereto. In the event of a conflict between the foregoing, this Amendment shall control.
   b. Capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement.
   c. This Amendment (i) may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single agreement binding on all parties, and (ii) will be considered executed by a party when the signature of such party is delivered physically or by email or facsimile transmission to the other party or parties, as appropriate. The parties agree that any signature delivered by email or facsimile transmission shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties hereby execute this Amendment through their authorized representations.

Anixa Biosciences Inc.	THE CLEVELAND CLINIC FOUNDATION
By: Michael J Catelani	By: Timothy L Longville
Signature	Signature
Michael J. Catelani	Timothy L. Longville
Name	Name
President, COO & CFO	CAO / Controller
Title	Title
10/13/2023	10/13/2023
Date	Date

APPROVED AS TO FORM
CCF – Law Department
DATE: 9/18/2023 CMS# 4300204
By: Amber David